Exhibit 10.3

[Execution Version]

CID HOLDCO, INC.

LIMITED JOINDER AND ACKNOWLEDGEMET AGREEMENT

This Limited Joinder and Acknowledgement Agreement (this “Joinder Agreement”) is made and delivered as of the date indicated on the signature page hereto by Blink Charging Co., a Nevada corporation (“Blink”), to and for the benefit of CID HoldCo, Inc., a Delaware corporation (the “Buyer”), BladeRanger Ltd. (TASE: BLRN), an Israeli company (“BladeRanger”), and Envoy Technologies, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined in this Joinder Agreement have the meanings given to such terms in the Purchase Agreement (as defined below).

Blink is the holder of the Envoy Convertible Note. Pursuant to the Purchase Agreement and the Note Amendment, the Envoy Convertible Note shall remain outstanding following the Closing and shall not convert immediately prior to or in connection with the Closing. Subject to the terms and conditions of the Note Amendment, upon satisfaction of the Blink Conversion Conditions, the Envoy Convertible Note shall convert into the Blink Conversion Shares, which Blink shall distribute to its stockholders pursuant to a Blink Distribution in accordance with Section 4.4(c) of the Purchase Agreement. For the avoidance of doubt, Blink shall not transfer any shares of capital stock of the Company to the Buyer or receive any Securities from the Buyer at the Closing..

Blink hereby joins in and signifies adoption of and agrees to be bound by solely those provisions expressly applicable to Blink under that certain Securities Purchase Agreement dated as of September 25, 2026, by and among the Buyer, BladeRanger and the Company, as amended by that certain First Amendment to the Securities Purchase Agreement to be dated as of the date hereof and as the same may thereafter be amended in accordance with its terms (as the same may be further amended or amended and restated from time to time, the “Purchase Agreement”). Blink acknowledges that this Joinder Agreement constitutes the “Joinder Agreement” referred to in the Purchase Agreement, solely for purposes of evidencing Blink’s agreement to be bound by the provisions of the Purchase Agreement expressly applicable to Blink, including Sections 4.4(b), 4.4(c), 4.4(d), 4.10, 4.18(g), 4.20, 4.21 and 4.22 thereof, as applicable.

Blink acknowledges that by signing this Joinder Agreement, from and after the date hereof, Blink shall become a Party to the Purchase Agreement solely with respect to the provisions expressly applicable to Blink, and shall be entitled to exercise the rights and shall assume the duties and obligations expressly applicable to Blink thereunder, in each case subject to the terms and limitations set forth in the Purchase Agreement and this Joinder Agreement. Blink shall not constitute a “Seller” under the Purchase Agreement and shall not be deemed to have sold, transferred or agreed to sell or transfer any Company Shares to the Buyer.. For the avoidance of doubt, nothing in this Joinder Agreement shall impose upon Blink any representation, warranty, covenant, indemnification obligation or other obligation that is not expressly applicable to Blink under the Purchase Agreement, as amended by the First Amendment.

Without limiting the foregoing, Blink hereby:

(a) makes to the Buyer, severally and not jointly solely the representations and warranties expressly applicable to Blink pursuant to Section 3.3 of the Purchase Agreement, as amended by the First Amendment, which representations and warranties are limited to (i) Blink’s authority to execute, deliver and perform this Joinder Agreement and the other Transaction Documents to which it is a party, (ii) Blink’s ownership of and title to the Envoy Convertible Note, (iii) the absence of any assignment or transfer of the Envoy Convertible Note that would prevent Blink from performing its obligations under the Note Amendment, and (iv) the non-contravention of Blink’s execution, delivery and performance of the applicable Transaction Documents, in each case as provided in Section 3.3 of the Purchase Agreement; Blink shall not be deemed by virtue of this Joinder Agreement to make any other representation or warranty under the Purchase Agreement or any other Transaction Document;

Certain information indicated by [***] has been excluded from this Exhibit 10.3 because it is not material

(b) expressly acknowledges and agrees to the conversion provisions set forth in Section 4.4(b) of the Purchase Agreement and the Note Amendment, including the automatic conversion of the Envoy Convertible Note upon satisfaction of the Blink Conversion Conditions, and acknowledges and agrees that, to the extent any Blink Conversion Shares are not distributed pursuant to a Blink Distribution, such shares shall remain subject to the applicable lock-up and leak-out restrictions set forth in Section 4.4(b) of the Purchase Agreement;

(c) acknowledges and agrees to effect the Blink Distribution in accordance with Section 4.4(c) of the Purchase Agreement, subject to the satisfaction of the conditions set forth therein, and to reasonably cooperate with the Buyer and the applicable distribution agent in connection therewith;

(d) acknowledges and agrees to the provisions of Section 4.4(d) of the Purchase Agreement regarding any Forced Conversion, subject in all respects to the terms of the Note Amendment and applicable Law;

(e) acknowledges and agrees that neither the conversion of the Envoy Convertible Note into Common Stock of the Buyer pursuant to the Note Amendment nor the receipt or distribution of the Blink Conversion Shares shall, solely by reason thereof, cause Blink or any recipient of Distributed Shares to become subject to the Envoy Stockholders Agreement, as provided in Section 4.22 of the Purchase Agreement;

(f) acknowledges and agrees that the Envoy Convertible Note shall remain outstanding following the Closing, and that all rights and remedies thereunder shall remain in full force and effect except to the extent expressly amended by the Note Amendment, as provided in Section 4.21 of the Purchase Agreement; and

(g) agrees that its address for notices for purposes of Section 6.3 of the Purchase Agreement is as set forth on Exhibit A hereto.

For the avoidance of doubt, any certificate, agreement or other Transaction Document executed or delivered by Blink in connection with the Closing shall be subject to the limitations on Blink’s representations, warranties, covenants and indemnification obligations set forth in the Purchase Agreement, and no such document shall be construed to expand such obligations. Nothing in this Joinder Agreement shall constitute or be deemed to constitute a conversion, cancellation, repayment, satisfaction, release or waiver of the Envoy Convertible Note or any right or remedy thereunder, except to the extent expressly provided in the Note Amendment.

Blink further acknowledges that this Joinder Agreement shall constitute a counterpart signature page to the Purchase Agreement pursuant to Section 6.11 of the Purchase Agreement solely with respect to the provisions expressly applicable to Blink and shall not cause Blink to become a Seller under the Purchase Agreement.

This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Sections 6.9 (Submission to Jurisdiction), 6.11 (Execution) and 6.14 (Waiver of Jury Trial) of the Purchase Agreement are incorporated herein by reference and shall apply to this Joinder Agreement, mutatis mutandis. In the event of any conflict between this Joinder Agreement and the Purchase Agreement, with respect to the rights and obligations of Blink, the Purchase Agreement shall control. In the event of any conflict between this Joinder Agreement and the Note Amendment with respect to the terms of, or rights and obligations arising under, the Envoy Convertible Note, the Note Amendment shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder Agreement, effective as of the date indicated below.

BLINK CHARGING CO.

By:	/s/ Michael Bercovich
Name:	Michael Bercovich
Title:	Chief Financial Officer

Date: October 9, 2026

ACKNOWLEDGED AND ACCEPTED:

CID HOLDCO, INC.

By:	/s/ Edmund Nabrotzky
Name:	Edmund Nabrotzky
Title:	Chief Executive Officer

BLADERANGER LTD.

By:	/s/ Shmulik Yannay
Name:	Shmuel Yanay
Title:	Chief Executive Officer

ENVOY TECHNOLOGIES, INC.

By:	/s/ Drew Hopkins
Name:	Drew Hopkins
Title:	Chief Operating Officer

[Signature Page to CID HoldCo, Inc. – Joinder Agreement (Blink Charging Co.)]

Exhibit A

Blink Conversion Shares issuable following the Closing upon satisfaction of the Blink Conversion Conditions pursuant to the Purchase Agreement and the Note Amendment:

Description	Amount
Blink Conversion Shares (Common Stock)	2,166,667
Aggregate Value at Reference Price ($6.00 per share)	$13,000,002

For the avoidance of doubt, no Blink Conversion Shares shall be issued at the Closing, and the number of Blink Conversion Shares set forth above is subject to adjustment pursuant to the Purchase Agreement and the Note Amendment, including to reflect any Forced Conversion.

Name and Address for Notices

Blink Charging Co.

1489 West Warm Springs Rd., Suite 110

Henderson, Nevada 89014

Attention: Michael Bercovich, Chief Financial Officer

Email: [* * *]

Certain information indicated by [***] has been excluded from this Exhibit 10.3 because it is not material